Exhibit 99.2

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PENNFED FINANCIAL SERVICES, INC.

			For	Against	Abstain
SPECIAL MEETING OF STOCKHOLDERS- MARCH 13, 2007	1.	Approval of the merger (the “Merger”) of PennFed with and into New York Community Bancorp, Inc. (“New York Community”) pursuant to the Agreement and Plan of Merger, dated as of November 2, 2006, by and between New York Community and PennFed.	☐	☐	☐

The undersigned hereby appoints the Board of Directors of PennFed Financial Services, Inc. (“PennFed”), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of PennFed which the undersigned is entitled to vote at PennFed’s Special Meeting of Stockholders (the “Meeting”), to be held on Tuesday, March 13, 2007 at Mayfair Farms, located at 481 Eagle Rock Avenue, West Orange, New Jersey, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as follows:

			For	Against	Abstain
	2.	Approval of a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Meeting to approve the Merger.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” both proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above Co-holder (if any) sign above

é  Detach above card, sign, date and mail in postage paid envelope provide.  é

PENNFED FINANCIAL SERVICES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of PennFed at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of PennFed at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The above signor(s) acknowledge(s) receipt from PennFed, prior to the execution of this Proxy, of a Notice of the Meeting and a Proxy Statement–Prospectus.

Please sign exactly as name appears above. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN

THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED